UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2014

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2014, the Compensation Committee (the “Committee”) of our Board of Directors approved the 2015 base compensation and bonus opportunities for Warren Rustand, Chief Executive Officer, and the 2015 base compensation for Herman Schwarz, CEO of Logisticare. For 2015, the base salary of Mr. Rustand was set at $740,000 and the base salary of Mr. Schwarz was set at $500,000. Additionally, the Committee increased Mr. Rustand’s 2015 target annual incentive bonus to 100% of his base salary (from 75%) and kept his additional bonus opportunity the same at 25% of his base salary. The applicable metrics for these bonuses are expected to be the same as the metrics that the Committee set with respect to the 2014 Executive Pay for Performance Compensation Plan as reported in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 13, 2014 (as amended on May 28, 2014). Mr. Rustand shall additionally receive 100% of his 2015 base compensation as well as any performance bonus amounts earned if he is terminated at any time during 2015 without cause. The Committee intends to make further decisions relating to the 2015 executive compensation plan, including the applicable bonus targets, at a later time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: January 16, 2015	By:	/s/ Michael-Bryant Hicks
	Name:	Michael-Bryant Hicks
	Title:	General Counsel and Corporate Secretary